SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


[X]      FILED BY THE REGISTRANT
[ ]      FILED BY A PARTY OTHER THAN THE REGISTRANT


CHECK THE APPROPRIATE BOX:

[ ]      PRELIMINARY PROXY STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]      DEFINITIVE PROXY STATEMENT
[ ]      DEFINITIVE ADDITIONAL MATERIALS
[ ]      SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12


                                SEACOR SMIT INC.
                   ------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                   ------------------------------------------
               (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                              THAN THE REGISTRANT)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]     NO FEE REQUIRED
[ ]     FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

3) PER UNIT PRICE OF OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

5)   TOTAL FEE PAID:

[ ]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

         1)   AMOUNT PREVIOUSLY PAID:  $

         2)   FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

         3)   FILING PARTY:

         4)   DATE FILED:

                                                    11200 Westheimer, Suite 850
                                                    Houston, Texas 77042





                                            April 7, 1999



Dear Stockholder:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of SEACOR SMIT Inc. (the "Meeting"), which will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 on Tuesday, May 18, 1999 at 2:00 p.m., local time. All holders of record of the Company's outstanding common stock at the close of business on April 2, 1999 will be entitled to vote at the Meeting.

         Directors, officers and other representatives of the Company will be present at the Meeting and they will be pleased to answer any questions you may have.

         Whether or not you expect to attend the Meeting and regardless of the number of shares of Common Stock you own, you are encouraged to read the enclosed Proxy Statement and Annual Report carefully, and to complete, sign, date and return the enclosed proxy in the postage-paid, self-addressed envelope provided for such purpose so that your shares will be represented at the Meeting. The prompt return of proxy cards will ensure the presence of a quorum.

         We hope that you will be able to attend and look forward to seeing you at the Meeting.



                                            Sincerely,

                                            /s/ Charles Fabrikant

                                            Charles Fabrikant
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                                                  11200 Westheimer, Suite 850
                                                  Houston, Texas 77042


                                SEACOR SMIT INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 1999

                                ----------------


                                                              April 7, 1999

To Our Stockholders:

         The Annual Meeting of Stockholders of SEACOR SMIT Inc. (the "Company"), will be held on Tuesday, May 18, 1999, at 2:00 p.m., local time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 (the "Meeting"), for the following purposes:


          1. To elect eight directors to serve until the 2000 Annual Meeting of Stockholders. Please see page 5.

          2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Please see page 15.

          3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

         Only holders of record of Common Stock at the close of business on April 2, 1999 will be entitled to notice of and to vote at the Meeting. YOUR VOTE IS VERY IMPORTANT! Please complete, sign, date and return the enclosed proxy, whether or not you expect to attend the Meeting, so that your shares may be represented at the Meeting if you are unable to attend and vote in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.


                                          For the Board of Directors

                                          /s/ Randall Blank

                                          Randall Blank
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary

                                SEACOR SMIT INC.

                           11200 WESTHEIMER, SUITE 850
                              HOUSTON, TEXAS 77042

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD ON
                                  MAY 18, 1999



                 SOLICITATION OF PROXIES, VOTING AND REVOCATION

GENERAL

         This Proxy Statement and the enclosed proxy are being furnished to holders of record of the common stock, $.01 par value (the "Common Stock"), of SEACOR SMIT Inc., a Delaware corporation ("the Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 18, 1999 (the "Meeting") and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on April 7, 1999.

VOTING

         The Board of Directors has fixed the close of business on April 2, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held as of the Record Date on all matters properly to come before the Meeting, and may vote in person or by proxy authorized in writing. As of the Record Date, there were 40,000,000 shares of Common Stock authorized, of which 12,149,524 were issued and outstanding.
The Company has no other voting securities issued or outstanding.

         A list of the Company's stockholders as of the Record Date for the Meeting will be available for examination by any stockholder, for purposes germane to the Meeting, during ordinary business hours, for ten days prior to the date of the Meeting, at 1370 Avenue of the Americas, 25th Floor, New York, New York 10019.

         Stockholders are requested to complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid, self-addressed envelope provided for such purpose. Common Stock represented by properly executed proxies which are received by the Company and not subsequently revoked will be voted at the Meeting in accordance with the instructions contained therein. Abstentions and broker non-votes will be counted as votes "Against" a proposal, but will count towards the determination of a quorum at the Meeting. If instructions are not given, proxies will be voted FOR the election as a director of each of management's nominees named under "Proposal No. 1 - Election of Directors" in this Proxy Statement and listed under Item 1 of the enclosed proxy, and FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 under "Proposal No. 2 - Ratification of Appointment of Independent Auditors" in this Proxy Statement and listed under Item 2 of the enclosed proxy. As to any matters which properly may come before the Meeting other than those specified herein, the proxy holders will be entitled to exercise discretionary authority.

         As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only by the inspectors of election and certain personnel associated with processing proxies and tabulating votes at the Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

REVOCATION OF PROXIES

         A stockholder who so desires may revoke his or its proxy at any time before it is exercised by (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy and stockholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

SOLICITATION EXPENSES

         The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, telegram, personal interview or other means. The Company will not incur any costs beyond those customarily expended for a solicitation of proxies for the election of directors in the absence of a contest, and said directors, officers and employees will not receive additional compensation for their solicitation activities, but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection therewith. Brokers, dealers, commercial banks, trust companies, fiduciaries, custodians and other nominees (collectively, "Nominees") have been requested to forward proxy solicitation materials to their customers, and such Nominees will be reimbursed for their reasonable out-of-pocket expenses. The Company has engaged Proxy Services, Inc. to distribute proxy materials to various Nominees who are holders of record of the Common Stock.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding beneficial ownership of the Common Stock by: (i) all persons (including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth below under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group (14 persons). Except where otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of the Record Date.

                                                            Amount and Nature of
Beneficial Owner (1)                                      Beneficial Ownership (2)         Percentage of Class
------------------------------------------------------  -----------------------------  -----------------------------
Charles Fabrikant (3)                                             624,503                          5.1%

Randall Blank (4)                                                  54,773                           *

Milton Rose (5)                                                    25,697                           *

Mark Miller (6)                                                    33,381                           *

Andrew G. Strachan (7)                                             8,812                            *

Alice N. Gran (8)                                                  4,034                            *

Granville E. Conway (9)                                            94,729                           *

Michael E. Gellert (10)                                           208,446                          1.7%

                                       2

                                                            Amount and Nature of
Beneficial Owner (1)                                      Beneficial Ownership (2)         Percentage of Class
------------------------------------------------------  -----------------------------  -----------------------------

Andrew R. Morse (11)                                               14,200                           *

Stephen Stamas                                                     1,000                            *

Richard M. Fairbanks III                                           18,000                           *

Antoon W. Kienhuis (12)                                              **                             **

Pierre de Demandolx                                                  **                             **

GeoCapital Corporation (13)                                       903,400                          7.4%
767 Fifth Avenue
New York, New York 10153

Baron Capital (14)                                               1,756,300                        14.5%
767 Fifth Avenue
New York, New York 10153

Franklin Mutual Advisers, Inc. (15)                              1,180,250                         9.7%
51 John F. Kennedy Parkway
Short Hills, NJ 07078

Alpine Capital L.P., Algenpar, Inc., J. Taylor                 2,270,700 (16)                     18.7%
Crandall, The Anne T. and Robert M. Bass Foundation,
Anne T. Bass, Keystone, Inc., Robert M. Bass
   201 Main Street, Suite 3100
   Fort Worth, TX 76102
Robert W. Bruce III
   P.O. Box 252
   South Salem, NY 10590
The Robert Bruce Management Company, Inc. Defined
Benefit Pension Trust
   96 Spring Street
   South Salem, NY 10590

All directors, nominees and executive officers as a              1,099,103                         8.8%
group (14 Persons)

------------------
*        Less than 1.0%.
**       Does not own any shares.

(1) Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o SEACOR SMIT Inc., 11200 Westheimer, Suite 850, Houston, Texas 77042.

(2) The information contained in the table above reflects "beneficial ownership" of the Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information reflected in the table above includes shares issuable upon the exercise of outstanding stock options exercisable within 60 days or upon conversion of the Company's 5 3/8% Convertible Subordinated Notes due November 15, 2006 (the "5 3/8% Notes").

(3) Includes 397,171 shares of Common Stock which Mr. Fabrikant may be deemed to own through his interest in, and control of (i) Fabrikant International Corporation ("FIC"), the record owner of 214,464 shares of Common Stock, (ii) Fabrikant International Profit Sharing Trust (the "Trust"), the record owner of 13,120 shares of Common Stock, and (iii) SCF Corporation ("SCF"), the record owner of 169,587 shares of Common Stock. Mr. Fabrikant is the President of FIC, a beneficiary of Fabrikant International Profit Sharing Trust, and is the Chairman, Chief Executive Officer and a 47% stockholder of SCF. Also includes 196,111 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 20,073 shares of restricted stock over which Mr. Fabrikant exercises sole voting power.

(4) Does not include 169,587 shares of Common Stock owned by SCF, of which Mr. Blank serves as President and Chief Operating Officer and holds an approximate 7% equity interest. Mr. Blank disclaims beneficial ownership of such shares of the Company owned by SCF. Includes 37,666 shares of

        Common Stock issuable upon the exercise of options exercisable within 60 days and 5,786 shares of restricted stock over which Mr. Blank exercises sole voting power.

(5) Includes 20,334 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 1,862 shares of restricted stock over which Mr. Rose exercises sole voting power.

(6) Does not include 120,374 shares of Common Stock owned by Miller Family Holdings, Inc., of which Mr. Miller owns an 8.2% interest. Mr. Miller disclaims beneficial ownership of such shares. Includes 15,555 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 100 shares of restricted stock over which Mr. Miller exercises sole voting power.

(7) Includes 334 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 1,402 shares of restricted stock over which Mr. Strachan exercises sole voting power.

(8) Includes 334 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 3,200 shares of restricted stock over which Ms. Gran exercises sole voting power.

(9) Does not include (i) shares of Common Stock owned by Mr. Conway's two sons, G. Todd Conway and Bradley L. Conway (neither of whom are minors or reside with Mr. Conway), (ii) an aggregate of 20,000 shares of Common Stock owned by Mr. Conway's children, grandchildren and other relatives (none of whom reside with Mr. Conway), and (iii) 169,587 shares of Common Stock owned by SCF in which Mr. Conway owns an approximate 7% equity interest, as to which Mr. Conway, in each case, disclaims beneficial ownership.

(10) Includes 208,446 shares of Common Stock owned by Windcrest Partners, L.P., of which Mr. Gellert is one of two general partners. Does not include, and Mr. Gellert disclaims beneficial ownership of, 169,587 shares of Common Stock owned by SCF, of which Mr. Gellert is a Director and in which Windcrest Partners, L.P. owns an approximate 17% equity interest.

(11) Does not include 169,587 shares of Common Stock owned by SCF, of which Mr. Morse holds an approximate 1% equity interest and is a Director. Mr. Morse disclaims beneficial ownership of such shares.

(12) Does not include 231,060 shares of Common Stock issuable upon the conversion of the Company's 5 3/8% Notes owned by Smit Internationale Overseas B.V., of which Mr. Kienhuis serves as Managing Director.

(13) Share ownership information with respect to GeoCapital Corporation ("GCC") was derived from GCC's Statement of Beneficial Ownership on
        Schedule 13G filed with the Securities and Exchange Commission ("Commission") on February 10, 1999. Such Statement of Beneficial Ownership does not disclose the identities of the natural persons having voting and dispositive power over the shares covered thereby and the Company has no independent knowledge of such identities.

(14) Share ownership information with respect to Baron Capital, Inc. ("Baron") was derived from Baron's Statement of Beneficial Ownership on
        Schedule 13G filed with the Commission on March 22, 1999. Such Statement of Beneficial Ownership does not disclose the identities of the natural persons having voting and dispositive power over the shares covered thereby and the Company has no independent knowledge of such identities.

(15) Share ownership information with respect to Franklin Mutual Advisers, Inc. ("Franklin") was derived from Franklin's Statement of Beneficial Ownership on Schedule 13G filed with the Commission on January 29, 1999. Such Statement of Beneficial Ownership does not disclose the identities of the natural persons having voting and dispositive power over the shares covered thereby and the Company has no independent knowledge of such identities.

(16) Reflects shares beneficially owned as of December 2, 1998, according to a statement on Schedule 13D filed with the Commission. As reported in the 13D, Alpine Capital, L.P. holds sole voting and dispositive power with respect to 1,305,000 shares; Keystone, Inc. holds sole voting power with respect to 762,500 shares; The Robert Bruce Management Company, Inc. Defined Benefit Pension Trust holds sole voting and dispositive power with respect to 9,000 shares; Robert W. Bruce III holds sole voting and dispositive power with respect to 9,000 shares and shared voting and dispositive power with respect to 1,403,000 shares; Robert M. Bass holds sole voting and dispositive power with respect to 858,700 shares and shared voting and dispositive power with respect to 98,000 shares; Algenpar, Inc. holds shared voting and dispositive power with respect to 1,305,000 shares; J. Taylor Crandall holds shared voting and dispositive power with respect to 1,403,000 shares; and Anne T. Bass and The Anne T. and Robert M. Bass Foundation each hold shared voting and dispositive power with respect to 98,000 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of the Common Stock report his or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission.

The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

         Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 1998 fiscal year all Section 16(a) filing requirements were satisfied, except that one report for one transaction, involving a charitable gift of 2,500 shares, was filed late on behalf of Mr. Fabrikant.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Pursuant to applicable Delaware law (the jurisdiction of incorporation of the Company) and the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the business and affairs of the Company are managed by or under the direction of the Board. Generally, the Board oversees the management of the Company's business operations and determines the corporate policies and appoints the chief executive officer, chief financial officer and other executive officers of the Company.

         Pursuant to the Company's Amended and Restated By-laws currently in effect (the "By-laws"), the number of directors constituting the Board shall be no less than five nor more than eleven, as may be fixed from time to time by resolution of the entire Board. The size of the Board is presently fixed at eight members. The By-laws provide that directors of the Company are elected annually to serve until the next annual meeting of stockholders or until their earlier resignation or removal. Accordingly, at the Meeting, eight directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. All of the management nominees for director named below are currently directors of the Company. Unless otherwise specified, proxies will be voted FOR the election of each of the management nominees named below. The Board does not expect that any of the nominees will be unable to serve as a director. However, if for any reason one or more of the nominees is unable to serve, proxies will be voted for such substitute nominees as the Board may recommend unless otherwise specified in the proxy.

         Set forth below is certain biographical information with respect to each nominee for director:

Name                                  Age                    Principal Occupation                    Director Since
--------------------------------   ----------  -------------------------------------------------  ---------------------
Charles Fabrikant                     54       Chairman of the Board, President and                  December 1989
                                               Chief Executive Officer of the Company

Granville E. Conway (1) (2)           71       President and Chief Executive Officer of              December 1989
                                               Cosmopolitan Shipping Co. Inc.

Andrew R. Morse                       53       Senior Vice President of Salomon Smith Barney           June 1998

Michael E. Gellert (1)                67       General Partner of Windcrest Partners, L.P.           December 1989

Stephen Stamas (2)                    67       Chairman of the Greenwall Foundation                  December 1992

Richard M. Fairbanks III (1)          58       Managing Director, Center for Strategic and             April 1993
                                               International Studies

Pierre de Demandolx                   58       Director, Compagnie Nationale de Navigation and         April 1994
                                               General Partner of DPH Conselis

Antoon Kienhuis                       56       Vice President and Chief Financial Officer,             April 1997
                                               Smit Internationale NV

------------------
(1) Member of the Audit Committee
(2) Member of the Stock Option and Executive Compensation Committee

         Charles Fabrikant has been Chairman of the Board and Chief Executive Officer of SEACOR since December 1989, and has served as a director of certain of SEACOR's subsidiaries since December 1989. He has been President of SEACOR since October 1992. For more than the past five years, Mr. Fabrikant has been the Chairman of the Board and Chief Executive Officer of SCF Corporation ("SCF") and President of Fabrikant International Corporation ("FIC"), each a privately owned corporation engaged in marine operations and investments. Each of SCF and FIC may be deemed to be an affiliate of the Company. Mr. Fabrikant is a licensed attorney admitted to practice in the State of New York and in the District of Columbia.

         Granville E. Conway is President and Chief Executive Officer of Cosmopolitan Shipping Co. Inc. ("Cosmopolitan"), a company primarily engaged in ship management. Mr. Conway has been employed by Cosmopolitan since March 1950 and is a graduate of the U.S. Merchant Marine Academy. Mr. Conway was President of the Company from December 1989 to October 1992. Mr. Conway has been a director of SEACOR since December 1989.

         Michael E. Gellert has been one of two general partners of Windcrest Partners, L.P., a New York investment partnership, for more than the past five years. Mr. Gellert has been a director of SCF since 1984 and is currently a director of the following public corporations: Premier Parks Inc. (Committees:
Audit, Compensation and Executive), Devon Energy Corp. (Committees: Compensation and Stock Option), Humana Inc. (Committees: Audit, Compensation, Investment, Executive), Smith Barney World Funds, and serves as a member of the Putnam Trust Company Advisory Board to the Bank of New York. Mr. Gellert has been a director of SEACOR since December 1989.

         Stephen Stamas has been Chairman of the Greenwall Foundation, a private charitable foundation, since 1995 and of the American Assembly of Columbia University, a not-for-profit organization involved in the study of public affairs, since 1987. He has been Vice Chairman of the Rockefeller University since 1995. He served as the Chairman of the New York Philharmonic from 1989 until 1996. He is also a director of BNY Hamilton Funds, Inc. Mr. Stamas has been a director of SEACOR since December 1992. From 1973 to 1986, he served as a Corporate Vice President of Exxon Corporation.

         Richard M. Fairbanks III is currently Managing Director for Domestic and International Issues at the Center for Strategic and International Studies in Washington, D.C., a research organization. From February 1992 until March 1994, he was Senior Counsel in the Washington, D.C. office of Paul, Hastings, Janofsky & Walker (a law partnership). From September 1985 to February 1992, he was Managing Partner of that office. Mr. Fairbanks is also a director of Hercules Incorporated (Committees: Audit, Nominating, Finance) and GATX Corporation (Committees: Audit, Retirement Funds Review). He formerly served as an Ambassador-at-Large for the United States and was International Chairman of the Pacific Economic Cooperation Council. Mr. Fairbanks is admitted to practice law in the District of Columbia and before the United States Supreme Court. Mr. Fairbanks has been a director of SEACOR since April 1993.

         Pierre de Demandolx is a Director of Compagnie Nationale de Navigation, a Paris based public company majority owned by Worms & Cie. until January 1998 and presently owned by Compagnie Maritime Belge, whose primary business is shipping. He was the Chief Executive Officer of CNN from September 1990 to June 1996. From July 1996 until October 1997, Mr. Demandolx was the Chairman of the Board of Heli-Union, a Paris based helicopter transportation company. From 1986 to January 1996, Mr. Demandolx was Chairman of Feronia International Shipping ("FISH") and is currently a Director of FISH. He is the General Partner of DPH Conselis, a consulting firm in transportation and energy created in 1996. Mr. Demandolx has been a director of SEACOR since April 1994.

         Antoon W. Kienhuis is Vice President and Chief Financial Officer of Smit Internationale N.V., a Netherlands corporation whose principal business is maritime contracting, salvage and harbor operations ("Smit"), and the Managing Director of Smit Internationale Overseas B.V. Mr. Kienhuis has held several positions with Smit since 1973. Mr. Kienhuis has been a director of SEACOR since April 1997.

         Andrew R. Morse has been a Senior Vice President - Investments of Salomon Smith Barney Inc in New York, an investment banking firm, and Smith Barney Inc., its predecessor, for the past five years. He is the Senior Partner of Round Hill Associates, a private investment partnership, and sits on numerous philanthropic boards. Mr. Morse has been a director of SEACOR since June 1998.

         Directors will be elected by a plurality of the shares of Common Stock represented in person or by proxy at the Meeting. If you do not wish your shares to be voted for any particular nominees, please identify those nominees for whom you "withhold authority" to vote in the appropriate space provided on the enclosed proxy.

         The Board recommends that stockholders vote FOR the election of each of the director-nominees named above.

               INFORMATION RELATING TO THE BOARD OF DIRECTORS AND
                               COMMITTEES THEREOF

Meetings

         During the year ended December 31, 1998, the Board held five meetings and acted by unanimous written consent on four occasions. All of the Company's directors attended at least 75% of the meetings of the Board and all committees of the Board of which they are members.

Committees of the Board

Audit Committee

         The functions of the Audit Committee are to recommend to the full Board the firm to be appointed each year as independent auditors of the Company's financial statements, to perform services related to the completion of such audit, and to review affiliated transactions. The Audit Committee also has the responsibility to (i) review the scope and results of the audit with the independent auditors, (ii) review with management and the independent auditors the Company's interim and year-end financial condition and results of operations, (iii) consider the adequacy of the internal accounting, bookkeeping and other control procedures of the Company, and (iv) review any non-audit services and special engagements to be performed by the independent auditors and consider the effect of such performance on the auditors' independence. The Audit Committee is also responsible for reviewing at least once each year the terms of all material proposals, transactions and arrangements between the Company and its directors, officers, subsidiaries and affiliates. Messrs. Conway, Fairbanks and Gellert, none of whom is an officer or other employee of the Company, serve as members of the Audit Committee. The Audit Committee held two meetings during 1998.

STOCK OPTION AND EXECUTIVE COMPENSATION COMMITTEE

         The Stock Option and Executive Compensation Committee is responsible, subject to the general terms and provisions of the SEACOR SMIT Inc. 1992 Non-Qualified Stock Option Plan (the "1992 Stock Option Plan") and the SEACOR SMIT Inc. 1996 Share Incentive Plan (the "1996 Share Incentive Plan"), for the administration and award of restricted stock and stock options under such plans. In addition, in January 1993, the Board delegated to the committee responsibility for all matters relating to the determination and award of executive compensation. Messrs. Stamas and Conway, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3(b) under the Exchange Act with respect to the 1992 Stock Option Plan and the 1996 Share Incentive Plan, serve as members of the Stock Option and Executive Compensation Committee. The Stock Option and Executive Compensation Committee held four meetings during 1998.

NOMINATING COMMITTEE

         The Company does not maintain a Nominating Committee.

COMPENSATION OF DIRECTORS

         Directors of the Company who are officers receive no remuneration by reason of such directorship and are not compensated for attending meetings of the Board or standing committees thereof. Directors who are not officers of the Company receive $1,500 for every regular Board meeting that they attend.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain compensation information for the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998.

                                        Annual Compensation                       Long-Term Compensation
                                  -------------------------------  -------------------------------------------------
                                                                                     # of Securities     All Other
                                                                    Restricted Stock    Underlying      Compensation
Position (s)                      Year  Salary ($)  Bonus ($) (1)    Awards ($) (2)      Options          ($)(3)
------------                      ----  ----------  -------------  -----------------  ---------------   ------------
Charles Fabrikant, (4)            1998     500,000     625,000         781,947          25,000             4,800
Chairman of the Board, President, 1997     400,000     500,000         183,178           7,500             4,750
and Chief Executive Officer       1996     300,000     500,000          97,400               -             4,000

Randall Blank, (5)                1998     325,000     225,000         207,867          10,000             4,800
Chief Financial Officer,          1997     280,000     200,000          91,589           2,000             4,750
Executive Vice President and      1996     235,000     190,000          30,438               -             3,818
Secretary

Mark Miller, (6)                  1998     268,599      40,000               -               -             4,800
Vice President                    1997     263,769      79,819               -               -             4,849
                                  1996     256,430     191,184          18,263               -             4,500

Milton Rose, (7)                  1998     190,000     100,000          74,438             500             4,800
Vice President                    1997     174,030      85,000          22,075           1,000             4,501
                                  1996     174,030      85,000          14,610               -             3,481

Andrew Strachan, (8)              1998     200,000      75,000          11,125               -            36,166
Vice President                    1997     200,000      45,500         196,842           1,000            33,673

------------------------------------------------------------------------------------------------------------------

(1) With the exception of Mr. Miller, whose bonus payment is made at the time of award, sixty percent of the bonus is paid at the time of the award while the remaining forty percent is paid in two equal annual installments one and two years after the date of the grant. Any outstanding balance is payable upon the death, disability, termination without "cause" of the employee, or the occurrence of a "change-in-control" of the Company.

(2) The value indicated is based on the number of shares awarded and the stock price on the issuance date. The Company provides two kinds of Restricted Stock Awards. Each award of Type A Restricted Stock ("Type A Stock") vests in three equal and consecutive annual installments, commencing on the first anniversary of the date of award. Each award of Type B Restricted Stock ("Type B Stock") vests approximately one year from the date of the award. For both kinds of restricted stock, the restricted shares shall vest immediately upon the death, disability, termination without "cause" of the employee, or the occurrence of a "change-in-control" of the Company. If cash dividends are paid by the Corporation, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock have vested.

(3) "All Other Compensation" includes contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made by Messrs. Fabrikant, Blank, Miller and Rose under the SEACOR Savings Plan, a defined contribution plan established by the Company effective July 1, 1994 which meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

(4) Mr. Fabrikant was granted restricted stock awards of 1,600, 3,510 and 15,000 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Mr. Fabrikant dated January 27, 1997, February 5, 1998 and January 29, 1999, respectively. Mr. Fabrikant was granted restricted stock awards of 2,193 and 2,200 shares of Type B Stock pursuant to Restricted Stock Agreements between the Company and Mr. Fabrikant dated February 5, 1998 and January 29, 1999, respectively. At December 31, 1998, Mr. Fabrikant held 7,436 shares of restricted stock having a value of $367,617 based upon a closing price of $49.4375 per share of Common Stock on December 31, 1998.

(5) Mr. Blank was granted restricted stock awards of 500, 1,755 and 3,000 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Mr. Blank dated January 27, 1997, February 5, 1998 and January 29, 1999, respectively. Mr. Blank was granted restricted stock awards of 1,425 and 1,450 shares of Type B Stock pursuant to Restricted Stock Agreements between the Company and Mr. Blank dated February 5, 1998 and January 29, 1999, respectively. At December 31, 1998, Mr. Blank held 4,180 shares of restricted stock having a value of $206,649 based upon a closing price of $49.4375 per share of Common Stock on December 31, 1998.

(6) Mr. Miller was granted restricted stock awards of 300 shares of Type A Stock pursuant to a Restricted Stock Agreement between the Company and Mr. Miller dated January 27, 1997. At December 31, 1998, Mr. Miller held 400 shares of restricted stock having a value of $19,775 based upon a closing price of $49.4375 per share of Common Stock on December 31, 1998. In connection with the NRC Merger, the Company entered into an employment agreement with Mr. Miller, which determines his base salary. See "-Employment Contracts and Other Arrangements." In 1996, $6,500 of Mr. Miller's bonus was attributed to spill response profits for the 1995 calendar year, although this amount was not determined until 1996. In 1997, $151,184 of Mr. Miller's bonus was attributed to spill response profits for the 1996 calendar year, although this amount was not determined until 1997. In 1998, $54,820 of Mr. Miller's bonus was attributed to spill response profits for the 1997 calendar year, although this amount was not determined until 1998.

(7) Mr. Rose was granted restricted stock awards of 240, 423 and 500 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Mr. Rose dated January 27, 1997, February 5, 1998 and January 29, 1999, respectively. Mr. Rose was granted restricted stock awards of 1,000 and 1,000 shares of Type B Stock pursuant to Restricted Stock Agreements between the Company and Mr. Rose dated February 5, 1998 and January 29, 1999, respectively. At December 31, 1998, Mr. Rose held 1,983 shares of restricted stock having a value of $98,035 based upon a closing price of $49.4375 per share of Common Stock on December 31, 1998.

(8) Mr. Strachan joined the Company in 1997. Mr. Strachan was granted restricted stock awards of 3,000, 228 and 250 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Mr. Strachan dated January 27, 1997, February 5, 1998 and January 29, 1999, respectively. At December 31, 1998, Mr. Strachan held 2,228 shares of restricted stock having a value of $110,147 based upon a closing price of $49.4375 per share of Common Stock on December 31, 1998. The Company established an arrangement with Smit pursuant to which the Company was obligated to reimburse Smit and otherwise make contributions for continued coverage of Mr. Strachan under Smit's benefit and pension plans during 1998. In September 1998 the Company initiated certain plans benefiting Mr. Strachan that were funded in part by a transfer of assets from Smit. The Company's obligations to reimburse Smit and its obligations to otherwise make contributions to such plans aggregated approximately $36,166 during 1998.

Stock Options

         On November 22, 1992, the Company's stockholders adopted the 1992 Stock Option Plan, which provides for the grant of non-qualified options to purchase shares of Common Stock to officers and key employees of the Company. The 1992 Stock Option Plan is administered by the Stock Option and Executive Compensation Committee of the Board. Each option granted to an officer or key employee must be evidenced by an agreement (an "Option Agreement") containing terms and provisions established by the Committee in accordance with the 1992 Stock Option Plan.

         On April 18, 1996 the Company's stockholders adopted the 1996 Share Incentive Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock awards, performance awards and stock units to officers and key employees of the Company. The 1996 Share Incentive Plan is administered by the Stock Option and Executive Compensation Committee of the Board. Each share granted to an officer or employee must be evidenced by an agreement (a "Restricted Stock Agreement") containing terms and provisions established by the Committee in accordance with the 1996 Share Incentive Plan.

                               OPTION GRANTS TABLE

         On January 29, 1999, the Company granted options with respect to fiscal 1998 for a total of 43,350 shares of Common Stock under the 1996 Share Incentive Plan, none of which are exercisable prior to January 31, 2000 and which expire not later than January 23, 2009. The Option Agreements provide that the beneficial ownership of the options shall vest in three approximately equal annual installments, commencing on January 31, 2000. However, 100% beneficial ownership of the options shall vest immediately upon death, disability, termination without "cause", as defined therein, or the occurrence of a "change-in-control" of the Company, as defined therein. During 1998 the Company granted additional options with respect to 4,002 shares of Common Stock under the 1996 Share Incentive Plan, under terms similar to those noted above. The following table sets forth certain information with respect to the options granted to the Named Executive Officers:

                                               Individual Grants
                          ------------------------------------------------------------
                            Number of                                                     Potential Realizable
                           Securities     Percent of Total   Exercise                   Value at Assumed Annual
                           Underlying     Options Granted    of Base                      Rates of Stock Price
                             Options      to Employees in    Price        Expiration        Appreciation for
Name                         Granted        Fiscal Year      ($/Sh)          Date             Option Term
----                         -------        -----------      ------          ----             -----------
                                                                                          5% ($)        10%($)
                                                                                       ------------  -----------
Charles Fabrikant            25,000              53            44.50       1/23/09       699,645      1,773,038
Randall Blank                10,000              21            44.50       1/23/09       279,858       709,215
Milton Rose                    500               1             44.50       1/23/09        13,993        35,461


Aggregated Option Exercises and Year-End Option Value Table

         The following table sets forth certain information with respect to the value of the options outstanding at year end based on a year-end closing price of $49.4375 per share. Options issued in 1999 as part of 1998 compensation are not included in this table.

                              Shares       Value            Number of Securities              Value of Unexercised
                           Acquired on  Realized ($)       Underlying Unexercised           In-the-Money Options at
                             Exercise                  Options at Fiscal Year-End (#)         Fiscal Year-End ($)
           Name                                          Exercisable/Unexercisable        Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------------
Charles Fabrikant               -            -                 193,611/ 7,500                    6,115,882 / 0
Randall Blank                 15,000      649,688              37,000 / 2,000                    1,209,188 / 0
Milton Rose                     -            -                 20,000 / 1,000                     693,750 / 0
Andrew Strachan                 -            -                    0 / 1,000                          0 / 0
Mark Miller                     -            -                   15,555 / 0                       619,050 / 0


Employment Contracts and Other Arrangements

         The Company has entered into employment contracts and other arrangements with Mr. Miller, dated March 14, 1995 (the "Miller Employment Agreement") and Mr. Rose, dated December 24, 1992 (the "Rose Employment Agreement"). The Company has also entered into an arrangement with Mr. Strachan, that has not been documented in a formal written employment agreement (the "Strachan Arrangement").

         The Miller Employment Agreement provides for a base salary of $250,000 per year for five years, subject to adjustment for inflation, and a bonus, for a period of three years commencing on January 1, 1995, determined by reference to NRC's annual profits from its spill response services, subject to certain minimum NRC net income requirements. Additionally, Mr. Miller is eligible for an annual bonus based upon NRC's regular bonus program for key executives.

         Mr. Miller has agreed, with certain exceptions, that during the term of his employment and for the period ending on the fifth anniversary date of termination of such employment, he will not, directly or indirectly, (i) engage in, represent, provide consulting services to, become an employee of, or have any financial, pecuniary or management interest in, any national or regional offshore and open-ocean environmental level "E" Oil Spill Removal Organization that competes or otherwise engages in the businesses conducted by NRC and its subsidiaries or (ii) disclose to any third party, make public, or otherwise appropriate for a purpose not in furtherance of NRC's business, any proprietary or confidential information or trade secrets acquired by or made known to him in respect of NRC and its subsidiaries.

         The Miller Employment Agreement entitles Mr. Miller to participate in all retirement, pension, incentive and bonus plans generally made available to NRC's executive officers, and in the event that Mr. Miller's employment is terminated: (i) due to his "Disability" or for "Cause" (as defined), he is entitled to receive through March 14, 2000: (a) 40% of his Base Salary and Annual Bonus at the rates therefor in effect on the date of his termination (less the amount of any disability insurance benefits which Mr. Miller receives under policies maintained by NRC), (b) any accrued and unpaid Annual Bonus, (c) all plan benefits to which Mr. Miller is entitled (to the extent applicable following his Disability), and (d) reimbursement for certain expenses incurred by him in his employment capacity or (ii) due to his death, he is entitled to receive all payments referred to in (a), (b) and (d) of clause (i) above.

         The Rose Employment Agreement provides for an annual salary of $165,000, subject to adjustment for inflation, and for the grant of an option for 50,000 shares of Common Stock. The initial term of the Rose Employment Agreement was two years commencing on January 25, 1993. Since January 25, 1995, the Rose Employment Agreement has been subject to automatic renewal for one-year periods unless either party gives 180 days' written notice of termination to the other party. No such notice has been given to date and, accordingly, the terms of the Rose Employment Agreement remain in effect. In the event of a change in control of the Company (as defined in the Rose Employment Agreement), Mr. Rose has the option of a one-time extension of the Rose Employment Agreement for a three-year period.

         In the event Mr. Rose's employment is terminated because (i) he is discharged by the Company for reasons other than for "Cause" (as defined therein), (ii) he involuntarily resigns at the request of the Company, for reasons other than for Cause, or (iii) he resigns following the assignment of duties which are inconsistent with employment in the capacity of a president of a subsidiary of the Company, he then is entitled to receive a one-time severance payment equal to his base salary (excluding bonuses and incentive compensation) for a period of 12 months after the occurrence of any such event.

         In addition, subject to certain limitations, the Rose Employment Agreement specifies that the Company must continue to provide any then-existing life and health insurance benefits to which Mr. Rose, through the Rose Employment Agreement, and his respective dependents are entitled for a period of one year after the termination of his employment or until he obtains other employment pursuant to which comparable life and health insurance benefits are provided.

         The Board may reduce any amount payable under the Rose Employment Agreement if it determines that all or any portion of the amount payable pursuant thereto may be treated as an "excess parachute payment" as defined in
Section 280G of the Code. Furthermore, the Rose Employment Agreement, by its terms, is binding upon any person or entity which acquires the Company, whether by means of merger, consolidation, the purchase of all or substantially all of the Company's assets, or otherwise.

         Pursuant to the Strachan Arrangement, Mr. Strachan will receive a salary of $200,000 per year, to be reviewed semi-annually, for a period of three years beginning January 1, 1997. The Strachan Arrangement also provides participation in Company medical and retirement plans made available to European nationals employed in EEU locations and for reimbursement of certain housing, living, automobile lease and other expenses. The Strachan Arrangement is terminable upon 30 days written notice.

         Except as set forth above with respect to Messrs. Miller, Rose and Strachan, the Company has no employment contracts or formal remuneration arrangements with any of the Named Executive Officers.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT SERVICES AGREEMENT

         Messrs. Fabrikant and Blank serve as Chairman and Chief Executive Officer, and President and Chief Operating Officer, respectively, of SCF. Since January 1, 1990, the Company and SCF have been operating under an agreement (the "Management Services Agreement") with an initial expiration date of January 1, 1993 (subject to automatic renewal for successive one-year periods unless terminated by either party upon at least 60 days notice) pursuant to which SCF provides the Company with certain administrative services. Effective January 1, 1993, the Management Services Agreement was amended such that the services provided by SCF now include the use of SCF offices, equipment and access to SCF administrative and technical personnel, for which the Company pays SCF a fee of $175,000 per annum (together with reimbursement for out-of-pocket expenses), subject to adjustment by the parties. The amendment also extended the stated expiration date of the Management Services Agreement from January 1, 1993 to January 1, 1996 with successive one year renewal options as described above.

ENVIRONMENTAL CONTRACTING SERVICES

         Miller Environmental Group ("MEG"), an environmental contractor based in Calverton, NY, maintains and stores spill response equipment owned by NRC and in the event of a spill, provides labor, equipment and materials to assist in NRC's spill response activities. In fiscal 1998, NRC paid approximately $171,000 to MEG for these services. Mark Miller's father, Mr. James Miller, is Vice President, Secretary, and Treasurer of MEG.

         NRC also contracts with James Miller Marine Service ("JMMS"), an environmental contractor based in Staten Island, NY, for services similar to those provided by MEG. In fiscal 1998, NRC paid approximately $398,000 to JMMS for these services. Mark Miller's brother, Mr. Glen Miller, is Vice President of JMMS.

COMMON STOCK REPURCHASE

         On March 3, 1998, the Company repurchased from SMIT International Overseas B.V. ("SMIT Overseas"), a subsidiary of SMIT Internationale N.V. ("SMIT"), the owner of 6.7% of the Company's Common Stock, 712,000 shares of SEACOR's Common Stock for approximately $37.0 million. The Common Stock was issued to SMIT Overseas as part of the purchase consideration paid for the Company's acquisition of SMIT's offshore supply vessel fleet in December 1996. The Company also satisfied its obligation to pay up to an additional $47.2 million of purchase consideration that would otherwise be payable to SMIT in 1999 through the payment to SMIT of $20.88 million in cash and, through the issuance, as of January 1, 1999, of $23.2 million principal amount of five-year unsecured promissory notes that bear interest at 5.47% per annum. As part of this transaction, the Company and SMIT also have agreed to extend the three-year term of the salvage and maritime contracting and non-compete agreements, first established in December 1996, through December 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Stamas and Conway serve as members of the Stock Option and Executive Compensation Committee. Mr. Conway was President of the Company from December 1989 to October 1992.

                       REPORT ON EXECUTIVE COMPENSATION
GENERAL

         In January 1993, the Board delegated responsibility for all matters relating to the determination and award of executive compensation to the Stock Option and Executive Compensation Committee (the "Committee"). The Committee is currently comprised of Messrs. Stamas and Conway. The Committee met officially on four occasions and, in addition, had several informal meetings during 1998 to discuss each option grant, to assess executive compensation policy, to review and approve compensation to the executive officers of the Company for the fiscal year ended December 31, 1998 and to discuss the Company's executive compensation policies and objectives for the forthcoming year.

         The Company's compensation program is designed to attract, retain and motivate highly qualified management personnel, and to engender a sense of entrepreneurial commitment among its executive officers. The Company's compensation philosophy is to provide levels of compensation competitive with comparable companies in the industry, to reward individual initiative and achievement, and to ensure that the amount and nature of executive compensation is reasonably commensurate with the Company's financial condition, results of operations, Common Stock performance, and the executive compensation programs of the Company's competitors. The Company's executive compensation program consists of three central components: (1) base salary, (2) discretionary annual bonuses, and (3) awards of restricted stock and grants of stock options. Factors reviewed by the Committee in establishing the Company's executive compensation program included the Company's financial performance, total assets and services provided, management's business philosophy, industry practices and the Company's culture and organizational structure. While the foregoing provides the general intent and guidelines of the Committee in determining the compensation levels and components for the executive officers, the Committee has final authority to determine all compensation matters in its sole discretion.

BASE SALARY

         The salaries of Messrs. Miller, Rose and Strachan were paid in accordance with the provisions of their respective employment agreements or other arrangements.

         In respect of Messrs. Fabrikant and Blank, 1998 salary increases primarily reflect their roles in significantly expanding the Company's business through acquisitions, the development of new business relationships, a measured program of new construction and disposition of vessels. On an individual basis, their respective salaries are a function of their experience, breadth of responsibilities, ability to manage a complex administrative and financial structure, and are consistent with comparable companies in the industry.

ANNUAL BONUS

         The bonus portion of the executive compensation package is directly related to the individuals' and the Company's performance during the year. Bonus payments are discretionary in nature and are tied to performance during the year in which they were earned. The Company believes that, to the extent that the bonus awards reward the executives in a fair and equitable way, they may also provide an incentive for their continued efforts and for enhanced future performance.

         Specific performance targets are set at the beginning of the year based on the Company's annual forecasts, focusing on operating revenue, net income and cash flow (EBITDA basis) and the achievement of strategic objectives. However, given the Company's history of growth through mergers, acquisitions, and asset purchases, along with market conditions for the marine segment which are beyond management's control, the Company's actual results can differ greatly from management's forecasts and the Committee must re-evaluate the targets set at the beginning of the year. 1998, for example, was the Company's best year ever with respect to financial performance. The Company realized approximately 11%, 10% and 6% increases in revenue, operating income and net income, respectively, for the Company's fiscal year ended December 31, 1998. Facilitating this growth, the Company successfully integrated the operations of the acquisitions it had completed in prior years. From a strategic perspective, the Company continued to improve the age profile and quality of its fleet through a program of selective disposition and new construction of vessels.

         The foregoing financial and operating growth of the Company was attributed by the Committee, in large part, to the efforts of the Named Executive Officers, and therefore was considered when determining such persons' annual bonuses.

COMMON STOCK AWARDS AND GRANTS

         The purpose of restricted stock awards and stock option grants is to reward outstanding performance by key employees and officers, to provide additional incentives to executive officers and other key employees to maximize stockholder value, and to create longer term executive commitment to the Company. The Committee believes that such grants and awards foster a greater concern by management with the performance of the Company, both in the short and long-term, which serves to align the interests of management and the Company's stockholders. The number of shares awarded or granted reflect a judgment on the individual's performance to date, as well as on the executive's ability to influence and enhance the Company's future performance.

         Restricted stock awards granted for 1998 reflect the Committee's belief that the interests of the Company's stockholders are best served by ensuring that senior management is dedicated to maximizing shareholder value. Mr. Fabrikant was expressly recognized for his leadership role in the Company's development and his ability to continue to influence the direction of the Company towards maximizing shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         In 1998, Mr. Fabrikant received total cash compensation (in the form of salary and bonus) of $1,125,000 from the Company. Additionally, he was granted 15,000 shares of restricted stock and options on 25,000 shares of stock. These grants were made on January 29, 1999 and vest over three years. Additionally, on January 29, 1999, Mr. Fabrikant was granted 2,200 shares of restricted stock that vest on January 31, 2000. The determination of Mr. Fabrikant's compensation was based upon the factors described above with respect to all executive officers, and, in addition, upon Mr. Fabrikant's extensive experience, leadership and reputation within both the offshore marine and environmental services industries and his leadership role in the Company's strong development. Mr. Fabrikant played an instrumental role in the strategic direction of each of the Company's operating segments and the positioning of the Company's assets to take advantage of long-term growth opportunities.

         The foregoing report is respectfully submitted by the Stock Option and Executive Compensation Committee:

                       Granville E. Conway, Stephen Stamas

PERFORMANCE GRAPH

         Set forth in the graph below is a comparison of the total return that a hypothetical investor would have earned assuming the investment of $100 on December 31, 1993 in (i) the Common Stock of the Company, (ii) the NASDAQ Stock Market Index for all US companies ("NASDAQ"), (iii) the S&P 500 Index ("S&P 500") and (iv) an index of oil service companies published by Simmons and Company, Inc. (the "Simmons Index"). The Company ceased trading on the NASDAQ National Market on October 22, 1996 and began trading on the New York Stock Exchange on October 23, 1996.

         The following table represents the Performance Graph included in the printed version of this proxy statement:

1998 Proxy                              Dec-93     Dec-94      Dec-95      Dec-96     Dec-97      Dec-98
----------                              ------     ------      ------      ------     ------      ------
SCI Offshore Transportation Index       100.00      94.43      126.17      248.29     363.18      168.52
S&P 500                                 100.00      98.46      132.05      158.80     208.05      263.53
NASDAQ                                  100.00      96.79      135.44      166.20     202.16      282.26
SEACOR SMIT Inc. Price                  100.00      84.78      117.39      273.91     261.96      214.95


         Each of the companies included in the Simmons Index is engaged primarily in providing support or transportation services to the offshore oil and gas exploration and development industry. The inclusion of the Simmons Index to the performance graph reflects the determination by management that the stock performance of the companies included in the Simmons Index form a more accurate basis of comparison against which to judge the Company's performance than does a broader index, such as the S&P 500, which includes a variety of diversified companies involved in industries entirely unrelated to that of the Company.

         The Simmons Index is weighted based on the market capitalization of each individual company within that index at the beginning of each period. All dividends paid during each period are assumed to have been reinvested. Shareholder returns reflected in the performance graph are not necessarily indicative of future performance.

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board recommends that stockholders ratify the appointment of Arthur Andersen LLP ("Arthur Andersen"), certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1999. The appointment of Arthur Andersen was recommended to the Board by its Audit Committee. Arthur Andersen served as independent auditor for the Company for the fiscal year ended December 31, 1998 and has been engaged by the Company since December 1989.

         Representatives of Arthur Andersen will be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Meeting.

         The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Meeting is required to ratify the appointment of Arthur Andersen.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                                  OTHER MATTERS

LIMITATION ON STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS; REMOVAL OF DIRECTORS; VACANCIES

         The Restated Certificate of Incorporation provides that no action may be taken by stockholders except at an annual or special meeting of stockholders or by the affirmative written consent of the holders of not less than 66 2/3% (or such greater percentage as may then be required by applicable law) in voting power of the outstanding shares of Common Stock entitled to vote thereon. The By-laws provide that, to be properly brought before an annual meeting, business must be (i) specified in the notice of meeting and (ii) brought before the meeting by or at the direction of the Board, or be brought before the meeting by a stockholder upon timely written notice in proper form given to the Secretary of the Company. In order to be considered timely, such stockholder notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the annual meeting of stockholders held in the previous year, subject to certain exceptions. The By-laws further provide that, unless otherwise prescribed by law, special meetings of stockholders can only be called by the Chairman of the Board, the President or pursuant to a resolution approved by a majority of the Board, and, in any such case, only to consider such business as shall be provided in such resolution or in the notice delivered to stockholders respecting the special meeting.

         The By-laws also provide that directors of the Company can be removed from office (prior to the expiration of their term) with or without "cause" by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of directors, and that vacancies on the Board can be filled only by the remaining directors then in office.

STOCKHOLDER NOMINATION OF DIRECTORS

         The By-laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board or a committee thereof) of candidates for election as directors (the "Nomination Procedure"). Only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has given timely prior written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, are eligible for election as directors of the Company. In order to be timely, such written notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual meeting (subject to certain exceptions), and the notice must contain (i) the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all contracts, arrangements or other understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act, and (v) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the foregoing nomination of any person not made in compliance with the Nomination Procedure.

         Although the By-laws do not empower the Board with the right to approve or disapprove of stockholder nominations for the election of directors or any other business properly brought by the Company's stockholders at any annual or special meeting, the foregoing Nomination Procedure may nevertheless have the effect of (i) precluding a nomination for the election of directors or precluding the transaction of business at a particular meeting if the proper procedures are not followed, or (ii) deterring a third party from conducting a solicitation of proxies or contest to elect his or its own slate of director nominees or otherwise attempting to obtain control of the Company.

RESTRICTIONS ON FOREIGN OWNERSHIP OF COMMON STOCK AND RELATED MATTERS

         The Company is subject to a variety of U.S. federal statutes and regulations, including the Shipping Act, 1916, as amended (the "Shipping Act"), and the Merchant Marine Act of 1920, as amended (the "1920 Act," and collectively with the Shipping Act, the "Acts"), which govern, among other things, the ownership and operation of vessels used to carry cargo between U.S. ports.

         Generally, the Acts require that vessels which are engaged in U.S. coastwise trade must be owned by citizens of the U.S. In order for a corporation operating in U.S. coastwise trade to qualify as a U.S. citizen, at least 75% of the outstanding capital stock of the corporation must be owned by persons or organizations that are U.S. citizens, as defined in the Shipping Act. Accordingly, if persons or organizations that are not U.S. citizens as so defined ("Foreigners") were to own more than 25% of the Common Stock, the Company would not (until such Foreign ownership was reduced to or below 25%) be permitted to continue its U.S. coastwise trade operations. To help facilitate compliance with the Acts, the Restated Certificate of Incorporation requires the Company to institute and to implement through the transfer agent for the Common Stock a dual stock certificate system, pursuant to which certificates evidencing shares of Common Stock bear legends which, among other things, designate such certificates as either "foreign" or "domestic," depending on the citizenship of the owner. The Restated Certificate of Incorporation also establishes procedures designed to enable the Company to monitor and limit foreign ownership of the Common Stock, and authorizes the Board under certain circumstances to redeem shares of stock owned by Foreigners. Moreover, the By-laws provide that the Chairman of the Board and Chief Executive Officer, and the President must each be U.S. citizens, and restrict any officer who is not a U.S. citizen from acting in the absence or disability of such person. The By-laws further provide that the number of Foreign directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement and should be read in conjunction herewith.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Stockholder proposals to be presented at the 2000 Annual Meeting must be received by the Company on or before December 8, 1999 for inclusion in the proxy statement and proxy card relating to that meeting. In accordance with Article I,
Section 1 of the Amended and Restated By-laws of the Company, in order to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver to the Company timely notice thereof. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not less than 90 calendar days in advance of the anniversary date of the previous year's annual meeting of stockholders (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the second Tuesday in May of the current year); if, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, then, to be considered timely, notice by the stockholders must be received by the Company not later than the close of business on the later of
(x) the 90th day prior to such annual meeting or (y) the seventh day following the date on which notice of the date of the annual meeting was mailed to stockholders or publicly disclosed.


                                      For the Board of Directors


                                      Randall Blank
                                      Executive Vice President,
                                      Chief Financial Officer and Secretary